EXHIBIT 24.1

                         MINDLOFT CORPORATION


                  CONSENT AND REPORT OF INDEPENDENT
                     CERTIFIED PUBLIC ACCOUNTANTS




WE HEREBY consent to the use in this Registration Statement of our report dated August 15, 2000, relating to the financial statements of Mindloft Corporation (Successor to Mindloft.Com, Incorporated and Technology Consultants, Inc.) and to the reference to our Firm under the caption "Experts" in the Prospectus.

Carr, Riggs & Ingram

CARR, RIGGS & INGRAM, LLP
Certified Public Accountants

Destin, Florida
April 13, 2001